                                                                    EXHIBIT 21.1

                       TRANSACT TECHNOLOGIES INCORPORATED
               SUBSIDIARIES OF TRANSACT TECHNOLOGIES INCORPORATED

                                                   Jurisdiction of                           Percentage
Name                                                Incorporation             Owner             Owned
----                                                -------------             -----             -----
TransAct.com, Inc.                                 Delaware                  TransAct           100%
                                                                           Technologies
                                                                           Incorporated

TransAct Technologies Limited                      United Kingdom            TransAct           100%
(formerly Ithaca Peripherals Limited)                                      Technologies
                                                                           Incorporated

TransAct Technologies International Ltd            Barbados                  TransAct           100%
                                                                           Technologies
                                                                           Incorporated